EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiary/undertaking	Jurisdiction of incorporation

Advanced BioHealing Corp	United States
Auralis Limited	United Kingdom
Bikam Pharmaceuticals, Inc.	United States
DuoCort Pharma AB	Sweden
Farboud Pty Ltd	Australia
FerroKin BioSciences, Inc.	United States
Fibrotech Therapeutics Pty Ltd	Australia
Jerini Ophthalmic Holding GmbH	Germany
Jerini Ophthalmic, Inc	United States
JPT Peptide Technologies Inc	United States
Lotus Tissue Repair Inc	United States
Lumena Pharma UK Limited	United Kingdom
Lumena Pharmaceuticals LLC	United States
Monmouth Pharmaceuticals Limited	United Kingdom
Movetis GmbH	Germany
Movetis Limited	United Kingdom
Pharma International Insurance Limited	Ireland
Premacure AB	Sweden and Luxembourg
Premacure Uppsala AB	Sweden
Rybar Laboratories Limited	United Kingdom
SARcode Bioscience Inc.	United States
SHGT Executive Services Inc.	United States
Shire (Shanghai) Pharmaceuticals Consultancy Co., Ltd.	China
Shire 2005 Investments Limited	Cayman Islands
Shire Acquisitions UK Limited	United Kingdom
Shire Australia Pty Limited	Australia
Shire Belgium BVBA	Belgium
Shire Biopharmaceuticals Holdings	United Kingdom
Shire Biopharmaceuticals Holdings Ireland Limited	Jersey
Shire Biopharmaceuticals Ireland Limited	Ireland
Shire Brandywine LLC	United States
Shire Pharma Canada ULC	Canada
Shire Central & Eastern Europe GmbH	Germany
Shire Colombia S.A.S	Colombia
Shire Czech S.R.O.	Czech Republic
Shire Denmark ApS	Denmark
Shire Deutschland GmbH	Germany
Shire Deutschland Investments GmbH	Germany
Shire Development LLC	United States

Shire Europe Finance	United Kingdom
Shire Europe Limited	United Kingdom
Shire Executive Services LLC	United States
Shire Farmacêutica Brasil LTDA	Brazil
Shire Finance Limited	Cayman Islands
Shire Finland Oy	Finland
Shire France S.A.	France
Shire Global Finance	United Kingdom
Shire Hellas Pharmaceuticals Import Export and Marketing S.A.	Greece
Shire Holdings Europe B.V.	Netherlands
Shire Holdings Europe Limited	United Kingdom
Shire Holdings Europe No.2 S.a.r.l.	Luxembourg
Shire Holdings Ireland	Ireland
Shire Holdings Ireland No.2 Limited	Ireland
Shire Holdings Limited	Bermuda
Shire Holdings Luxembourg S.a r.l.	Luxembourg
Shire Holdings UK Canada Limited	United Kingdom
Shire Holdings UK Limited	United Kingdom
Shire Holdings US AG	United States
Shire Human Genetic Therapies (Canada) Inc.	Canada
Shire Human Genetic Therapies AB	Sweden
Shire Human Genetic Therapies Limited	United Kingdom
Shire Human Genetic Therapies S.A.	Argentina
Shire Human Genetic Therapies Securities Corporation	United States
Shire Human Genetic Therapies UK Limited	United Kingdom
Shire Human Genetic Therapies, Inc	United States
SHIRE ILAC TICARET LIMITED SIRKETI / Shire Pharmaceuticals Trading Limited Company	Turkey
Shire Incorporated	United States
Shire Intellectual Property 2 SRL	Barbados
Shire Intellectual Property Ireland Limited	Ireland
Shire Intellectual Property SRL	Barbados
Shire International GmbH	Switzerland
Shire International Licensing BV	Netherlands
Shire International Licensing VOF	Netherlands
Shire Investments & Finance (U.K.) Company	United Kingdom
Shire IP Services Corporation	Canada
Shire Ireland Finance Limited	Ireland
Shire Ireland Investment Limited	Ireland
Shire Ireland Premacure Investment	Ireland
Shire Italia S.p.A.	Italy
Shire Japan KK	Japan

Shire Jersey Limited	Jersey
Shire LLC	United States
Shire Luxembourg Finance S.a.r.l.	Luxembourg
Shire Luxembourg Intellectual Property No.2 S.a r.l.	Luxembourg
Shire Luxembourg Intellectual Property No.3 S.a.r.l.	Luxembourg
Shire Luxembourg Intellectual Property S.a r.l.	Luxembourg
Shire Luxembourg Sarl	Luxembourg
Shire North American Group Inc.	United States
Shire Norway AS	Norway
Shire Orphan and Rare Diseases GmbH	Switzerland
Shire Orphan Therapies GmbH	Germany
Shire Orphan Therapies, Inc.	United States
Shire Pharma Korea Yuhan Hoesa	Korea, Republic of
Shire Pharmaceutical Contracts Limited	United Kingdom
Shire Pharmaceutical Development Inc	United States
Shire Pharmaceutical Development Limited	United Kingdom
Shire Pharmaceutical Holdings Ireland Limited	Ireland
Shire Pharmaceutical Investment Trading Ireland	Ireland
Shire Pharmaceutical Investments 2008	Ireland
Shire Pharmaceuticals Group	United Kingdom
Shire Pharmaceuticals Iberica S.L.	Spain
Shire Pharmaceuticals International	Ireland
Shire Pharmaceuticals Investments (British Virgin Islands) Limited	Virgin Islands, British
Shire Pharmaceuticals Investments 2007	Ireland
Shire Pharmaceuticals Ireland Limited	Ireland
Shire Pharmaceuticals Limited	United Kingdom
Shire Pharmaceuticals LLC	United States
Shire Pharmaceuticals Mexico SA de CV	Mexico
Shire Pharmaceuticals Portugal, Lda	Portugal
Shire Pharmaceuticals Services Limited	United Kingdom
Shire Polska Sp. z o. o.	Poland
Shire Properties US	United States
Shire Regenerative Medicine LLC	United States
Shire Regulatory Inc	United States
Shire Rus Limited Liability Company	Russian Federation
Shire Singapore Pte. Ltd.	Singapore
Shire Supplies U.S. LLC	United States
Shire Sweden AB	Sweden
Shire Sweden Holdings S.a.r.l	Luxembourg
Shire UK Investments Limited	United Kingdom
Shire US Holdings LLC	United States

Shire US Inc	United States
Shire US Investment Inc	United States
Shire US Investments	United Kingdom
Shire US Manufacturing Inc	United States
Shire ViroPharma Incorporated	United States
Shire-Movetis NV	Belgium
Sparkleflame Limited	United Kingdom
Tanaud International BV	Netherlands
Tanaud Ireland Inc.	Ireland
The Endocrine Centre Limited	United Kingdom
VCO Incorporated	United States
ViroPharma AB	Sweden
Viropharma Biologics Inc	United States
Viropharma Canada Incorporated	Canada
Viropharma GmbH	Germany
Viropharma Holdings Limited	Bermuda
Viropharma Holdings LLC	United States
Viropharma Limited	United Kingdom
ViroPharma LLC	Switzerland
Viropharma Pty Ltd	Australia
Viropharma Puerto Rico Inc	Puerto Rico
Viropharma S.r.l	Italy
Viropharma SAS	France
Viropharma Spain SL	Spain
Viropharma SPRL	Belgium
Viropharma Sweden AB	Sweden
VPDE Incorporated	United States
VPINT Incorporated	United States
VPMP Incorporated	United States

All subsidiary undertakings of Shire plc are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the consolidated financial statements of Shire plc.